Exhibit 99.H4

                         CROSS INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made as of the 1st day of August, 1999, by and among Nations Fund, Inc. (the "Company"), a Maryland corporation, Nations Fund Trust (the "Trust"), a Massachusetts business trust, Nations Fund Portfolios, Inc. ("Portfolios"), a Maryland corporation, Nations Reserves ("Reserves"), a Massachusetts business trust and Nations Master Investment Trust (the "Master Trust"), a Delaware business trust.

         WHEREAS, the Company is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "1940 Act"), currently consisting of nine operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

         WHEREAS, the Trust is an open-end management investment company registered as such under the 1940 Act, currently consisting of thirty-eight operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

         WHEREAS, Portfolios is an open-end management investment company registered as such under the 1940 Act, currently consisting of one operating investment portfolio, but which may from time to time consist of a greater or lesser number of investment portfolios; and

         WHEREAS, Reserves is an open-end management investment company registered as such under the 1940 Act, currently consisting of eleven operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

         WHEREAS, the Master Trust is an open-end management investment company registered as such under the 1940 Act, currently consisting of two operating investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios; and

         WHEREAS, the Company, the Trust, Portfolios and Reserves plan to offer, on a continuous basis, shares of common stock, units of beneficial interest, shares of common stock, units of beneficial interests and units of beneficial interests, respectively, in their investment portfolios ("Securities") in a combined set of prospectuses ("Prospectuses") and/or preliminary prospectuses ("Preliminary Prospectuses") (such offering of Securities to be hereinafter referred to as the "Joint Offering") and plan to file, from time to time, such combined set of prospectuses and other materials with the Securities and Exchange Commission ("SEC") (such filings with the SEC to be referred to herein as the "Registration Statements");

         WHEREAS, certain information relating to the Master Trust must be included in the prospectuses of Reverse and therefore will be included in the Joint Offerings and Registration Statements;

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

         NOW THEREFORE, the Company, the Trust, Portfolios, Reserves and the Master Trust hereby agree as follows:

     (1) (a)The Company will indemnify and hold harmless the Trust, Portfolios, Reserves and the Master Trust against any losses, claims, damages or liabilities, to which the Trust, Portfolios, Reserves or the Master Trust may become subject under the Securities Act of 1933 (the "Act"), the 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectuses, any Preliminary Prospectuses, the Registration Statements, any other Prospectuses relating to the Securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust, Portfolios, Reserves or the Master Trust by the Company expressly for use therein; and will reimburse the Trust, Portfolios, Reserves and the Master Trust for any legal or other expenses reasonably incurred by the Trust, Portfolios, Reserves or the Master Trust in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company by the Trust, Portfolios, Reserves or the Master Trust expressly for use in the Offering Documents.

                  (b) The Trust will indemnify and hold harmless the Company, Portfolios, Reserves and the Master Trust against any losses, claims, damages or liabilities to which the Company, Portfolios, Reserves or the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon and untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information

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

                  furnished to the Company, Portfolios, Reserves or the Master Trust by the Trust expressly for use therein; and will reimburse the Company, Portfolios, Reserves and the Master Trust for any legal or other expenses reasonably incurred by the Company, Portfolios, Reserves or the Master Trust in connection with investigating or defending any such action or claim; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Trust by the Company, Portfolios, Reserves or the Master Trust expressly for use in the Offering Documents.

                  (c) Portfolios will indemnify and hold harmless the Company, the Trust, Reserves and the Master Trust against any losses, claims, damages or liabilities to which the Company, the Trust, Reserves or the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, the Trust, Reserves or the Master Trust by Portfolios expressly for use therein; and will reimburse the Company, the Trust, Reserves and the Master Trust for any legal or other expenses reasonably incurred by the Company, the Trust, Reserves or the Master Trust in connection with investigating or defending any such action or claim; provided, however, that Portfolios shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to Portfolios by the Company, the Trust, Reserves or the Master Trust for use in the Offering Documents.

                  (d) Reserves will indemnify and hold harmless the Company, the Trust, Portfolios and the Master Trust against any losses, claims, damages or liabilities to which the Company, the Trust, Portfolios or the Master Trust may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state

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

                  therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, the Trust, Portfolios or the Master Trust by Portfolios expressly for use therein; and will reimburse the Company, the Trust, Portfolios and the Master Trust for any legal or other expenses reasonably incurred by the Company, the Trust, Portfolios or the Master Trust in connection with investigating or defending any such action or claim; provided, however, that Reserves shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to Reserves by the Company, the Trust, Portfolios or the Master Trust for use in the Offering Documents.

                  (e) The Master Trust will indemnify and hold harmless the Company, the Trust, Reserves and Portfolios against any losses, claims, damages or liabilities to which the Company, the Trust, Reserves or Portfolios may become subject under the Act, the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, the Trust, Reserves or Portfolios by the Master Trust expressly for use therein; and will reimburse the Company, the Trust, Reserves and Portfolios for any legal or other expenses reasonably incurred by the Company, the Trust, Reserves or Portfolios in connection with investigating or defending any such action or claim; provided, however, that the Master Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Master Trust by the Company, the Trust, Reserves or Portfolios for use in the Offering Documents.

                  (f) Promptly after receipt by an indemnified party under subsection (a), (b),(c), (d) or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party or parties under such subsection,

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

                  notify the indemnifying party or parties in writing of the commencement thereof; but the omission to so notify the indemnifying party or parties shall not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party or parties of the commencement thereof, the indemnifying party or parties shall be entitled to participate therein and, to the extent that either indemnifying party or both shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party or parties to such indemnified part of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (2) This agreement may be executed simultaneously in five or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their authorized officers designated below as of the day and year first written above.

                                             NATIONS FUND, INC.


                                             By:  /s/ A. Max Walker
                                                  ----------------------------
                                                  A. Max Walker
                                                  Chairman of the Board of
                                                   Directors


                                             NATIONS FUND TRUST


                                             By:  /s/ A. Max Walker
                                                  ----------------------------
                                                  A. Max Walker
                                                  Chairman of the Board of
                                                   Trustees


                                             NATIONS FUND PORTFOLIOS, INC.


                                             By:  /s/ A. Max Walker
                                                  -----------------------------
                                                  A. Max Walker
                                                  Chairman of the Board of
                                                   Directors

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


                                             NATIONS RESERVES


                                             By:  /s/ A. Max Walker
                                                  -----------------------------
                                                  A. Max Walker
                                                  Chairman of the Board of
                                                   Trustees


                                             NATIONS MASTER INVESTMENT TRUST


                                             By:   /s/ A. Max Walker
                                                   ---------------------------
                                                    A. Max Walker
                                                    Chairman of the Board of
                                                     Trustees

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